UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 27, 2009
(March 23, 2009)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
577 North Garden Ridge Blvd.
Lewisville, Texas 75067
(972) 420-4189

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

     On March 16, 2009, PNM Resources, Inc.’s (“PNMR”) wholly owned subsidiary Texas-New Mexico Power Company (“TNMP”) announced the pricing of an offering of $262.0 million aggregate principal amount of 9.50% First Mortgage Bonds, due 2019, Series 2009A. On March 20, 2009, TNMP agreed to sell an additional $3.5 million of bonds of the same series and at the same price, for a total offering of $265.5 million aggregate principal amount of 9.50% First Mortgage Bonds, due 2019, Series 2009A (in aggregate, the “Series 2009A Bonds”).  The Series 2009A Bonds were issued at a price equal to 97.643% of their face value and were issued on March 23, 2009.

     The Series 2009A Bonds bear interest at the rate of 9.50% per annum from March 23, 2009, to April 1, 2019.  Interest on the Series 2009A Bonds will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2009.  TNMP may redeem some or all of the Series 2009A Bonds at any time and from time to time at a redemption price plus accrued and unpaid interest to the date fixed for redemption.  The Series 2009A Bonds are secured by a first mortgage on substantially all of TNMP’s property, subject to excepted encumbrances, reservations, contracts and exceptions.

TNMP used the proceeds from the issuance of the Series 2009A Bonds to repay borrowings under the $200.0 million unsecured credit agreement among TNMP, the lenders party thereto, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (as previously amended, the “TNMP Revolving Credit Agreement”) and the $100.0 million term loan credit agreement among TNMP, Union Bank, N.A. (formerly, Union Bank of California, N.A.) (“Union Bank”), as administrative agent, and Union Bank and JPMorgan, as lenders (the “2008 Term Loan Credit Agreement”).

     The First Mortgage Indenture dated as of March 23, 2009 (the “Original Indenture”), between TNMP and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”) and the First Supplemental Indenture dated as of March 23, 2009, between TNMP and the Trustee (the “First Supplemental Indenture”), pursuant to which the Series 2009A Bonds were issued, are filed as Exhibits 4.1 and 4.2 to this Form 8-K.

     As previously reported, on March 10, 2009, the TNMP Revolving Credit Agreement was amended in certain respects by an Amendment No. 2, which contained, among other things, an agreement by TNMP to reduce the size of the TNMP Revolving Credit Agreement from $200.0 million to $75.0 million upon the occurrence of certain future financings.  As a result of the issuance of the Series 2009A Bonds, the TNMP Revolving Credit Agreement was reduced in size to $75.0 million, effective March 23, 2009.  The TNMP Revolving Credit Agreement is scheduled to mature on May 13, 2009.

On March 25, 2009, TNMP entered into a $50.0 million Term Loan Credit Agreement among TNMP, the lenders identified therein and Union Bank, as administrative agent (the “2009 Term Loan Agreement”).   The 2009 Term Loan Agreement is described in Item 2.03 of this report, which description is incorporated by reference into this Item 1.01.  Borrowings under the 2009 Term Loan Agreement are secured by $50.0 million aggregate principal amount of first mortgage bonds of TNMP (the “Series 2009B Bonds”).  The Series 2009B Bonds were issued on March 25, 2009, pursuant to the Original Indenture, as previously supplemented and as further supplemented by the Second Supplemental Indenture dated as of March 25, 2009, between TNMP and the Trustee (the “Second Supplemental Indenture”), which is filed as Exhibit 4.3 to this Form 8-K.

On March 25, 2009, TNMP gave notice of its intention to borrow $50.0 million under the 2009 Term Loan Agreement, such borrowing to be effective on March 30, 2009.  Also on March 25, 2009, TNMP entered into hedging agreements whereby it effectively established fixed interest rates for such borrowing for a period of five years.  The hedging obligations entered into in connection with the 2009 Term Loan Agreement are also secured by the Series 2009B Bonds.

Union Bank, which is the administrative agent and currently the sole lender party to the 2009 Term Loan Agreement, performs normal banking and investment banking and advisory services for TNMP and its affiliates from time to time for which it has received customary fees and expenses.

The Series 2009A Bonds and the Series 2009B Bonds are not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements and applicable state laws.  This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the  Series 2009A Bonds and the Series 2009B Bonds or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 1.02 Termination of a Material Definitive Agreement.

     On October 31, 2008, TNMP entered into the 2008 Term Loan Credit Agreement.  Borrowings under the 2008 Term Loan Credit Agreement were to mature on March 30, 2009, unless extended.  On March 23, 2009, TNMP repaid all amounts outstanding under the 2008 Term Loan Credit Agreement, effectively terminating such agreement.  There were no early termination penalties incurred by TNMP.

JPMorgan and Union Bank perform normal banking and investment banking and advisory services for TNMP and its affiliates from time to time for which they have received customary fees and expenses.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The terms of the Series 2009A Bonds and the Series 2009B Bonds, and the Original Indenture, First Supplemental Indenture and Second Supplemental Indenture pursuant to which they were issued, are discussed above under Item 1.01, which discussion is incorporated by reference into this Item 2.03.

The 2009 Term Loan Agreement allows TNMP to borrow up to $50.0 million in a single draw on any date on or prior to March 31, 2009, and as described under Item 1.01, above, TNMP intends to borrow $50.0 million under the 2009 Term Loan Agreement effective on March 30, 2009.  Borrowings must be repaid under the 2009 Term Loan Agreement by March 25, 2014.  TNMP paid an upfront fee on March 25, 2009, and must pay interest on its borrowings from time to time thereafter.  Borrowing under the 2009 Term Loan Agreement is conditioned on the ability of TNMP to make certain representations.

TNMP will use the $50.0 million that it will borrow under the 2009 Term Loan Agreement on March 30, 2009, to repay a portion of its debt outstanding under its intercompany borrowings.

The 2009 Term Loan Agreement includes customary covenants, including requirements to not exceed a maximum consolidated debt-to-consolidated capitalization ratio.  The 2009 Term Loan Agreement also includes customary events of default.  The 2009 Term Loan Agreement has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments or loans shall, terminate the obligations of the lenders to make loans under the 2009 Term Loan Agreement and/or declare the obligations outstanding under the 2009 Term Loan Agreement to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.  The 2009 Term Loan Agreement did not require state regulatory approval.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                         Exhibit

4.1	The First Mortgage Indenture dated as of March 23, 2009, between Texas-New Mexico Power Company and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.2	The First Supplemental Indenture dated as of March 23, 2009, between Texas-New Mexico Power Company and The Bank of New York Mellon Trust Company, N.A., as Trustee
4.3	The Second Supplemental Indenture dated as of March 25, 2009, between Texas-New Mexico Power Company and The Bank of New York Mellon Trust Company, N.A., as Trustee
10.1	Term Loan Credit Agreement among Texas-New Mexico Power Company, the lenders identified therein and Union Bank, N.A., as administrative agent, dated as of March 25, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. TEXAS-NEW MEXICO POWER COMPANY (Registrants)

Date: March 27, 2009	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)